================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                (Rule 14A-101)

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Under Rule 14a-12

                           ALLIANCE HEALTHCARD, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                          ALLIANCE HEALTHCARD, INC.,
                         3500 Parkway Lane, Suite 310
                           Norcross, Georgia  30092

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held On April 25, 2001

To the Stockholders:

     The annual Meeting of Stockholders of Alliance HealthCard, Inc. (the "Company") will be held at the Company's corporate office at 3500 Parkway Lane, Suite 310, Norcross, Georgia 30092 at 10:30 a.m., local time, to consider and act upon the following matters:

     1. To elect a Board of Directors consisting of seven members to hold office until the next annual meeting of stockholders or until their successors are elected and qualified.

     2. To ratify the selection of Miller, Ray & Houser by the Board of Directors as the Company's independent public accountants to audit the accounts of the Company for the fiscal year ending September 30, 2001.

     3. To amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from ten million (10,000,000) to one hundred million (100,000,000) shares.

     4. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.


     Only stockholders of record at the close of business on February 28, 2001 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     A Proxy Statement and a proxy solicited by the Board of Directors are enclosed herewith. You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and mail the enclosed proxy card promptly in the enclosed postage-paid envelope. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                    By order of the Board of Directors,

                                    /s/  Robert D. Garces
                                    Chief Executive Officer

Atlanta, Georgia
March 1, 2001

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                           ALLIANCE HEALTHCARD, INC.
                         3500 Parkway Lane, Suite 310
                           Norcross, Georgia 30092

                                PROXY STATEMENT

         For Annual Meeting Of Stockholders To Be Held April 25, 2001

                                    GENERAL

     This Proxy Statement and the accompanying form of Proxy are being furnished to the stockholders of Alliance HealthCard, Inc. (the "Company", "Alliance" or "Alliance HealthCard") on or about March 23, 2001 in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on April 25, 2001 at the offices of Alliance HealthCard, Inc., 3500 Parkway Lane, Suite 310, Norcross, Georgia 30092 at 10:30 a.m. local time and any adjournment thereof. Any stockholder who executes and delivers a proxy may revoke it at any time prior to its use by (i) giving written notice of revocation to the Secretary of the Company; (ii) executing a proxy bearing a later date; or (iii) appearing at the meeting and voting in person. The address of the principal executive offices of the Company is 3500 Parkway Lane, Suite 310, Norcross, Georgia 30092 and the Company's telephone number is (770) 734-9255.

     Unless otherwise specified, all shares represented by effective proxies will be voted in favor of (i) election of the seven nominees as Directors; (ii) the ratification of the selection of Miller Ray & Houser LLP to serve as the independent public accountants for the Company for fiscal 2001; (iii) amending the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from ten million (10,000,000) to one hundred million (100,000,000) shares; and (iv) the transaction of such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof. The Board of Directors does not know of any other business to be brought before the meeting, but as to any such other business, proxies will be voted upon any such matters in accordance with the best judgment of the person or persons acting there under as to what is in the best interests of the Company.

     The cost of soliciting proxies will be borne by the Company. In addition to use of the mail, proxies may be solicited in person or by telephone or telegram by Directors and Officers of the Company who will not receive additional compensation for such services. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of stock held of record by them, and the Company will reimburse such persons for their reasonable expenses in doing so.

     Holders of record of outstanding shares of the Common Stock, of the Company, at the close of business on February 28, 2001 are entitled to notice of and to vote at the meeting. As of February 28, 2001, there were approximately 150 holders of record of Alliance Common Stock. Each holder of Common Stock is entitled to one vote for each share held on the record date. On February 28, 2001 there were 3,640,798 shares of Common Stock outstanding and entitled to vote.

     When a quorum is present at the meeting, the affirmative vote of the holders of a majority of the shares having voting power present in person or by proxy shall decide the action proposed in each matter listed in the accompanying Notice of Annual Meeting of Stockholders except the election of Directors, who are elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote. Abstentions and broker "non-votes" will be counted as present in determining whether the quorum requirement is satisfied. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the nominee has not received instruction from the beneficial owner, and does not have discretionary power. An abstention from voting by a stockholder on a proposal has the same effect as a vote against such proposal. Broker "non-votes" are not counted for purposes of determining whether a proposal has been approved, which also has the same effect as a vote against such proposal.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

     The following table sets forth, as of January 31, 2001, certain information with respect to all stockholders known to Alliance to beneficially own more than five percent of the Company's Common Stock and information with respect to Alliance Common Stock or beneficially owned by each Director of Alliance HealthCard, each nominee for election as Director, the Executive Officers included in the Summary Compensation Table set forth under the caption "Executive Compensation", and all Directors and executive officers of Alliance HealthCard as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the Common Stock owned by them.


                                       Shares of Common
                                            Stock
                                         Beneficially              % of
                                          Owned (1)              Ownership
                                      --------------------  -------------------

Robert D. Garces (2)                          839,800               25.5%
  3500 Parkway Lane, Suite 310
  Norcross, Georgia 30092

Thomas W. Kiser                               817,050               24.8%
  3500 Parkway Lane, Suite 310
  Norcross, Georgia 30092

Robert R. Goodyear                             54,000                1.6%
  3500 Parkway Lane, Suite 310
  Norcross, Georgia 30092

Rita W. McKeown                                 2,340                0.1%
  3500 Parkway Lane, Suite 310
  Norcross, Georgia 30092

Howard C. Chandler, Jr. (3)                   544,350               16.5%
  3500 Parkway Lane, Suite 310
  Norcross, Georgia 30092

Ronald J. McDaniel                             30,000                0.9%
  3500 Parkway Lane, Suite 310
  Norcross, Georgia 30092

Richard M. Jackson (4)                        180,000                5.5%
  3500 Parkway Lane, Suite 310
  Norcross, Georgia 30092

Larry G. Gerdes                               100,000                3.0%
  3500 Parkway Lane, Suite 310
  Norcross, Georgia 30092

William Wallace                                     -                  -
  3500 Parkway Lane, Suite 310
  Norcross, Georgia 30092

All directors and officers as a group       2,567,540               77.8%

(1) "Beneficially Owned" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes shares of Common Stock underlying options and warrants to purchase Common Stock which are exercisable within sixty days of the date hereof. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. The percentages are based upon 3,299,400 shares outstanding as of September 30,

     2000. Unless otherwise indicated, each person has sole voting and dispositive power with respect to all shares listed opposite his name.
(2) Includes 1,200 shares held by Mr. Garces' minor children and 1,050 shares held by Mr. Garces' spouse.
(3)  Includes 3,600 shares held by Mr. Chandler's minor children.
(4) Includes 120,000 shares held by Jackson Investment Group of which Mr. Jackson is a general partner and 60,000 shares held by Mr. Jackson's spouse.

                                AGENDA ITEM ONE

                             ELECTION OF DIRECTORS

     The Bylaws of Alliance HealthCard currently provide that the Board of Directors shall consist of not less than one Director, subject to increase or decrease in such number within legal limits by action of the Board of Directors or Stockholders. There are presently seven Directors. Each of the nominees presently serves as a Director of Alliance HealthCard. Directors shall be elected to serve until the next Annual Meeting of stockholders or until their successors are elected and qualified.

     Each of the nominees has consented to being named in this Proxy Statement and to serve as a Director of the Company if elected. In the event that any nominee withdraws, or for any reason is unable to serve as a Director, the proxies will be voted for such other person as may be designated by the Board of Directors as substitute nominee, but in no event will proxies be voted for more than six nominees. Management of the Company has no reason to believe that any nominee will not continue to be a candidate or will not serve if elected. Each of the following persons has been nominated by management for election to the Board of Directors to succeed themselves for a term of one year and until their successors are elected and qualified:

Robert D. Garces              Mr. Garces (age 52) is a co-founder of the Company
                              and has served as the Chairman of the Board of Directors and Chief Executive Officer since the
                              Company was organized. Mr. Garces also serves as Chairman and Chief Executive Officer of
                              SpecialNet, Inc., a company he founded in 1994 that provides a network of physicians, hospitals and other ancillary health services to self-insured employers and insurance companies throughout the state of Georgia. In 1996, Mr.
                              Garces co-founded Better Image, Inc. a
                              consolidation of Plastic Surgeons around the United States. Prior to 1994, Mr. Garces started the Atlanta company of Southeastern Medical
                              Consultants, a physician billing and management company that was later sold. During this same period he also founded three companies, all of which were later sold: (i) ARTAC, a software and systems development company for hospital business offices; (ii) Southern Medical Imaging; and (iii)
                              Morgan Health Group.

Thomas W. Kiser               Mr. Kiser (age 37) is a co-founder of the Company
                              with Mr. Garces and has served as its President since the Company was organized. In 1996, Mr.
                              Kiser founded TWK Enterprises, Inc., a real estate acquisition and development company in Atlanta, Georgia. Mr. Kiser also serves as President of TWK
                              Enterprises, Inc., however, operations are handled by outside property management, reporting to Mr.
                              Kiser. From 1991 to 1996, Mr. Kiser formed two franchise companies, TC Concepts, Inc. in Orlando,
                              Florida and MKM, Inc. in Atlanta, Georgia, which were sold in 1994 and 1997 respectively. From 1989 through 1991, Mr. Kiser held retail and institutional sales positions with Bear Stearns
                              Company and Shapiro Carter and Company. In 1988,
                              Mr. Kiser joined Marshall and Company, an Atlanta based regional investment banking firm specializing in the private placement and underwriting of securities of small-capitalization southeastern companies. From 1986 through 1988, Mr. Kiser was an assistant manager with Stuart
                              James Co, an investment banking and brokerage company.

Howard C. Chandler, Jr. M.D.  Dr. Chandler (age 39) has served as a Director since the Company was organized. Dr. Chandler is a Board Certified practicing neurosurgeon and is the President and Chief Executive Officer of the Montana Neuroscience Institute, located in Missoula, Montana. He is also founder and Chairman of Interwest Health, LLC, a managed care organization that develops and maintains networks of physicians, hospitals and ancillary health services used by insurance companies and self-insured employers. He has been the program director of the Montana Neurosurgery Symposium since 1995.

Ronald J. McDaniel       Mr. McDaniel (age 62) has served as a Director of the
                         Company since its inception. Mr. McDaniel is currently an independent sales and marketing consultant. From
                         1998 to 1999, Mr. McDaniel was Vice President of
                         Corporate Development of Orthalliance, Inc., an orthodontic and pediatric dental management services organization. From 1995 to 1998, he was vice president of development for Team Health, a division of Medpartners - PPM. Prior to 1995, Mr. McDaniel was executive vice president of sales and marketing of Premier Anesthesia. He has also held senior sales positions with American Medical International and American Hospital Supply. Mr. McDaniel has also served as corporate vice president of United Western Medical
                         Centers, a small multi-hospital system.

James A. Stewart, O.D    Dr. Stewart (age 51) has served as a Director of the
                         Company since its inception. Dr. Stewart is a Doctor of Optometry and has had a private practice in Atlanta, Georgia since 1997. In 1990, Dr. Stewart was a co-founder of two Atlanta based companies, Eyecare
                         Leasing, Inc., an optometry management and consulting company and National Vision Associates, Ltd., a retail optical concern. Dr. Stewart served as President of Eyecare Leasing, Inc. from 1990 to 1997. Eyecare
                         Leasing, Inc. was sold to National Vision Associates,
                         Ltd. in 1997, whose name recently was changed to VISTA
                         Eyecare, Inc. Dr. Stewart also founded Opticare
                         Associates, Inc., an Atlanta company specializing in the recruitment of optometrists and the management of optometry offices. Prior to 1990, Dr. Stewart was in private practice in Shelby County, Alabama and participated in a group practice at the Shelby Medical
                         Center in Alabaster, Alabama.

Richard M. Jackson       Mr. Jackson (age 49) has served as a Director of the
                         Company since November 30, 1999. Mr. Jackson is currently the President of Surgical Information
                         Systems, which he founded in 1997. In 1992, Mr. Jackson co-founded Premier Ambulatory Surgery Center out of
                         Pasadena, CA, which became the 3rd largest surgery center company in America and recently became a part of HealthSouth. In 1987, Mr. Jackson founded and served as chairman of the board of a hospital staffing firm that subsequently became Premier Anesthesia, one of the largest anesthesia contract management firms in the industry. In 1978, Mr. Jackson founded Jackson & Coker, a physician recruiting firm.

Larry G. Gerdes          Mr. Gerdes (age 52) has served as a Director of the
                         Company since February 1, 2001. Mr. Gerdes has served as the President and Chief Executive Officer of Transcend Services, Inc. since May 1993. From 1991 to
                         1993, Mr. Gerdes was a private investor and from May
                         1992 until January 1995, Mr. Gerdes was the Chairman of the Board of Directors of the former Transcend
                         Services, Inc. For the five years prior to 1991, Mr.
                         Gerdes held various executive positions with HBO &
                         Company, including Chief Financial Officer and
                         Executive Vice President. Mr. Gerdes also serves as a
                         Director of EBIX.Com, Inc.

William Wallace          Dr. Wallace (age 47) has served as Director of the
                         Company since February 9, 2001. Dr. Wallace has spent the past twenty years involved in the business of healthcare, having co-founded a hospital company, two physician practice management companies, and three specialty managed care organizations. He has previously been an officer of two NYSE healthcare companies, and currently leads the managed care business development activities for Perot Systems Corporation.

Robert D. Garces and Howard Chandler, Jr., a director of the Company, are brothers-in-law.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE NOMINEES.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, Directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the year ended September 30, 2000, all Section 16(a) filing requirements applicable to its officers, Directors and greater than 10% stockholders were complied with.

        MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Company's Board of Directors has one standing committee which is the Stock Option and Compensation Committee. The Board of Directors does not have a standing Nominating Committee, such function being reserved to the full Board of Directors. The Stock Option and Compensation Committee (the "Compensation Committee"), comprised of Mr. Garces and Dr. Stewart, acts as administrator of Alliance HealthCard's stock option plan and makes recommendations concerning the establishment of additional employee benefit plans and compensation for Alliance HealthCard's executive officers. The Compensation Committee held two meetings and acted three times by unanimous consent in the twelve months ended September 30, 2000.

     The Board of Directors held three meetings and acted by unanimous consent on two occasions during the twelve months ended September 30, 2000. During fiscal 2000, each Director attended more than 75% of the total number of meetings of the Board of Directors and committees on which he served.

                              EXECUTIVE OFFICERS

The executive officers of the Company are as follows:


             Name                           Age                                  Position
 -------------------------------  --------------------------       ----------------------------------------
 Robert D. Garces                           51                     Chairman of the Board of Directors and
                                                                   Chief Executive Officer

 Thomas W. Kiser                            37                     Director and President

 Robert R. Goodyear                         53                     Chief Operating Officer and Secretary/Treasurer

 Rita W. McKeown                            47                     Chief Financial Officer

     Executive officers are chosen by and serve at the discretion of the Board of Directors of the Company. Executive officers will devote their full time to the affairs of the Company. See "Election of Directors" for information with respect to Robert D. Garces and Thomas W. Kiser.

     Mr. Goodyear has served as the Chief Operating Officer since joining the Company in February 1999. Prior to joining the Company, Mr. Goodyear served as president and chief executive officer of Lumen in 1997 and 1998, a healthcare consulting firm specializing in process re-design and re-engineering, management transformation and leadership development services. From 1991 through 1996, Mr. Goodyear was senior vice-president of the Marietta, Georgia healthcare division of First Data Corp. Mr. Goodyear has also held senior marketing and sales positions with other healthcare companies such as Inforum, Inc. in Nashville, Tennessee and HBO & Co. in Atlanta. From 1981 through 1986, he served as the chief executive officer of Community Memorial Hospital in Monmouth, Illinois and during four years prior thereto was the assistant administrator and chief financial officer of St. Joseph Medical Center in Ponca City, Oklahoma.

     Ms. McKeown has served as the Company's Chief Financial Officer since joining the Company in October 1999. Prior to joining the Company, Ms. McKeown served as director of finance of Transcend Services, Inc., from 1994 to 1999, an Atlanta Georgia healthcare company specializing in patient information management solutions for hospitals and other associated healthcare providers. From 1991 to 1994, Ms. McKeown served as director of accounting of Premier

Anesthesia, Inc. From 1981 to 1991, Ms. McKeown held multiple senior accounting positions with HBO & Co in Atlanta. Ms. McKeown is a Certified Public Accountant.

                            EXECUTIVE COMPENSATION

    The following table sets forth the cash and non-cash compensation paid by the Company to its Chief Executive Officer and all other executive officers for services rendered during the fiscal year ended September 30, 2000 and 1999.

------------------------------------------------------------------------------------------------------------------------------------

                                                    SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                               Long Term Compensation
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                           Payouts
                                             Annual Compensation                            Awards
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         All
                                                                                Restricted     Securities               Other
                                                                 Other Annual      Stock       Underlying      LTIP    Compens-
                                              Salary   Bonus     Compensation    Award(s)     Options/SARs    Payouts   ation
 Name and Principle Position       Year        ($)      ($)          ($)            ($)            (#)          ($)      ($)
------------------------------------------------------------------------------------------------------------------------------------
Robert D. Garces, Chairman &
Chief Executive Officer             2000      51,577     -              -              -           150,000      -           -
                                    1999      34,615     -              -              -              -         -           -
Thomas W. Kiser, Director &
President                           2000      59,423     -              -              -           150,000      -           -
                                    1999      40,385     -              -              -              -         -           -
Robert Goodyear, Chief
Operating Officer & Secretary/
Treasurer                           2000      96,247     -              -              -              -         -           -
                                    1999      52,250     -              -              -           66,000       -           -
Rita McKeown, Chief
Financial Officer                   2000      52,908     -              -              -           23,400       -           -
                                    1999         -       -              -              -              -         -           -

                    Options/SAR Grants in Last Fiscal Year

     The following table sets forth information regarding individual grants of options and warrants to purchase Alliance HealthCard Common Stock during the twelve months ended September 30, 2000 to each of the Named Executive Officers. All stock option grants were made pursuant to the Alliance HealthCard, Inc. 1999 Stock Option Plan. All stock warrant grants were approved by the compensation committee of the Board of Directors during 2000.

                               Number of
                              Securities
                              Underlying           % of Total Options/SAR's
                             Options/SAR's         Granted to Employees in         Exercise or Base
         Name               Granted (#) (1)            Fiscal Year (2)             Price ($/Share)          Expiration Date
         ----               ---------------            ---------------             ---------------          ---------------
  Robert D. Garces (3)          150,000                     24.5%                        $0.83                May 17, 2005

  Thomas W. Kiser (4)           150,000                     24.5%                        $0.83                May 17, 2005

  Rita W. McKeown (5)            23,400                      3.8%                        $0.83              October 1, 2009



    (1) Stock options are granted with an exercise price equal to the fair market value of the Alliance HealthCard Common Stock on date of grant.
    (2) Alliance HealthCard granted options and warrants to purchase an aggregate of 612,900 shares to all directors, officers and employees in the twelve months ended September 30, 2000.
    (3) Mr. Garces was granted 150,000 warrants on May 17, 2000. These warrants are fully vested.
    (4) Mr. Kiser was granted 150,000 warrants on May 17, 2000. These warrants are fully vested.
    (5) Ms. McKeown was granted 23,400 options on October 1, 1999. These options vest over a four year period.

     The following table presents information regarding options exercised, options cancelled that were previously held by the Named Executive Officers during fiscal 2000, and the value of options outstanding at September 30, 2000.


    AGGREGATED OPTION EXERCISES IN FISCAL 2000 AND FISCAL YEAR END OPTION VALUES

    There were no options exercised by the Named Executive Officers during fiscal 2000.

    There were no options cancelled by the Named Executive Officers during fiscal 2000.


                       Fiscal Year End Option/SAR Values
                       ---------------------------------

                                                                  Number of Securities          Value of Unexercised
                                                                       Underlying                   In-the Money
                                                                   Unexercised Options          Options/SAR's at FY-
     Name                                                            SAR's at FY-End                     End
     ----                                                            ---------------                     ---
Robert D. Garces                        Exercisable                       150,000                         $0
                                        Unexercisable                        -                            $0
Thomas W. Kiser                         Exercisable                       150,000                         $0
                                        Unexercisable                        -                            $0
Robert R. Goodyear                      Exercisable                        24,000                         $0
                                        Unexercisable                      48,000                         $0
Rita W. McKeown                         Exercisable                          -                            $0
                                        Unexercisable                      23,400                         $0

Compensation of Directors

     The Company's Directors do not receive any compensation for their services on the Board of Directors or any committee thereof, but are reimbursed for expenses incurred in connection with their attendance at Board or committee meetings. However, non-employee directors have received options to purchase shares of Common Stock pursuant to the 1999 Stock Option Plan.

     Each non-employee Director have been granted options to purchase 3,000 shares of the Alliance HealthCard Common Stock, except the Chairman, who will be granted options to purchase 225,000 shares in lieu of minimal salary compensation for 1999 and 2000. The options have an exercise price of $0.83 which was equal to the fair market value on the date of grant and a term of 10 years. No options were granted to the Directors during fiscal 1999.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Directors for 2000 was comprised of Robert D. Garces and James A. Stewart.

     In May 2000, certain Directors of the Company, provided a personal guaranty for a $500,000 working capital facility for the Company in exchange for 150,000 common stock warrants each at $0.83 per warrant.

  REPORT OF STOCK OPTION AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     During fiscal 1999, the Stock Option and Compensation Committee of the Board of Directors was comprised of one employee member and one non-employee members of the Board: Robert D. Garces and James A. Stewart. The Stock Option and Compensation Committee establishes the general compensation policy for all executive officers of the Company and administers the incentive plans, including the 1999 Stock Option Plan, and the bonus program for executive officers. The Stock Option and Compensation Committee also is responsible for reviewing executive officer compensation levels and evaluating management performance.
The discussion set forth below is a report submitted by the Stock Option and Compensation Committee regarding the Company's compensation policies and programs for executive officers for 2000.

Stock Option and Compensation Committee Philosophy

     The Company's executive compensation program is designed to reward outstanding performance and results. The Stock Option and Compensation Committee believes the Company must pay competitively to attract, motivate and retain qualified executives.

     In support of this philosophy, the executive compensation program is designed to reward performance that is directly relevant to the Company's short-term and long-term success. As such, the Company attempts to provide both short-term and long-term incentive compensation that varies based on corporate and individual performance.

     To accomplish these objectives, the Stock Option and Compensation Committee has structured the executive compensation program with three primary underlying components: base salary, performance incentives and long-term incentives (such as stock options). The following sections describe these elements of compensation and discuss how each component relates to the Company's overall compensation philosophy.

Base Salary Program

     The Company's base salary program is based on a philosophy of providing base pay levels that are competitive with similarly situated companies in the healthcare industry. The Company periodically reviews its executive pay levels to assure consistencies with the external market. Annual salary adjustments are based on several factors including the general level of market salary increases, individual performance and long-term value to the Company, competitive base salary levels and the Company's overall financial and operating results. During 2000, Messrs Garces and Kiser did not receive an increase in base pay and decreased their salaries substantially in May 2000.

Performance Bonuses

     Performance bonuses are intended to (i) reward executive officers based on Company performance, (ii) motivate executive officers, and (iii) provide pay-for-performance cash compensation opportunities to executive officers of the Company. Accordingly, a portion of the executive's compensation is contingent upon corporate performance and adjusted where appropriate, based on an executive's performance against personal performance objectives. There were not any performance bonuses paid for fiscal 2000.

Long-Term Incentives

     Long-term incentives are designed to focus the efforts of executive officers on the long-term goals of the Company and to maximize total return to the stockholders of the Company. The Stock Option and Compensation Committee has relied solely on stock option awards to provide long-term incentive opportunities. Stock options align the interest of executive officers with the stockholders of the Company by providing value to the executive officers through stock price appreciation only. Stock options issued by the Company generally have a ten-year term before expiration, are exercisable over a number of years from the date of grant, and executives must be employed by the Company at the time of vesting in order to exercise the options. The Compensation Committee believes that dependence on stock options for a portion of executives' compensation more closely aligns such executives' interests with those of the Company's stockholders, since the ultimate value of such compensation is linked directly to stock price.

Fiscal 2000 Actions

     In fiscal 2000, the following executive officers of the Company were granted incentive stock options. The stock options were granted at fair market value on the date of grant.

                                                 Number of Options
        Executive Officer                             Granted
    -------------------------                 ----------------------

          Rita W. McKeown                              23,400

These options vest annually at 25%, and are fully vested after 4 years.

     The Stock Option and Compensation Committee continually evaluates the Company's compensation policies and procedures with respect to executives. Although the Stock Option and Compensation Committee believes that current compensation policies have been successful in aligning the financial interests of executive officers with those of the Company's stockholders and with Company performance, it continues to examine what modifications, if any, should be implemented to further link executive compensation with both individual and Company performance.


                                Robert D. Garces
                                James A. Stewart

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     The Company's Common Stock began trading in January 2001, on the Nasdaq Over-The-Counter Electronic Bulletin Board under the trading symbol of ALHC.OB. Therefore, the stockholder return performance graph has been omitted.



                     This space intentionally left blank.

                                AGENDA ITEM TWO

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     Miller Ray & Houser LLP served as the independent public accountants for the fiscal year ended September 30, 2000, and upon the recommendation of the executive officers, the Board of Directors has selected Miller Ray & Houser LLP as the Company's independent public accountants for the fiscal year ending September 30, 2001. The Board of Directors recommends that such appointment be ratified.

     Representatives of Miller Ray & Houser LLP are expected to be present at the meeting and shall have the opportunity to make a statement, if they desire to do so, and respond to appropriate questions.

     On August 4, 2000, the Company dismissed Ernst & Young LLP as the Company's independent accountants.

     Ernst & Young LLP's report on the Company's financial statements as of September 30, 1999 and for the period from inception (September 30, 1998) through September 30, 1999 contained no adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the period of engagement of Ernst & Young LLP, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to make reference to the subject matter of the disagreements in connection with their report on the financial statements for the period from inception (September 30, 1998) through September 30, 1999.

     On August 4, 2000 the Company engaged Miller Ray & Houser as its new independent accountants. The decision to change the Company's accounting firm was recommended and approved by the Company's Audit Committee of the Board of Directors. During the period from inception (September 30, 1998) to the date hereof, the Company did not consult Miller Ray & Houser regarding any of the matters or events set forth in Item 304 (a) (2) of Regulation S-K.

                                  AUDIT FEES

     The Company expensed approximately $20,000 in fees for audit services for the audit of the Company's financial statements for the fiscal year ended September 30, 2000 and for the review of the Company's 10-QSB filings for the quarter ended March 31, 2000 and June 30, 2000.


         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company did not incur any expense for any services related to the Company's financial information systems.


                                ALL OTHER FEES

     The Company did not incur any expense for any other fees paid to the Company's principal accountant.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE AGENDA ITEM TWO.


                               AGENDA ITEM THREE

       The Articles of Incorporation of Alliance HealthCard currently provide that the aggregate number of shares of stock which the Corporation shall have authority to issue is ten million (10,000,000) shares of $.001 par value Common Stock. The Board of Directors recommends that the Company increase the aggregate number of shares of stock which the Corporation shall have authority to issue to one hundred million (100,000,000) shares of $.001 par value Common Stock, and accordingly amend its Articles of Incorporation to affect such an increase.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE AGENDA ITEM THREE.


                           PROPOSALS BY STOCKHOLDERS

     Proposals by stockholders intended to be presented at the 2002 Alliance HealthCard Annual meeting (to be held in the Winter of 2002) must be forwarded in writing and received at the principal executive office of Alliance

HealthCard no later than December 15, 2001 directed to the attention of the Chief Executive Officer, for consideration for inclusion in the Alliance HealthCard's proxy statement for the annual meeting of stockholders to be held in 2002. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

     In connection with the Company's Annual Meeting of Stockholders to be held in 2002, if the Company does not receive notice of a matter or proposal to be considered by January 31, 2002; then the persons appointed by the Board of Directors to act as the proxies for such Annual Meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the Annual Meeting, if such matter or proposal is properly raised at the Annual Meeting and put to a vote.


                           ANNUAL REPORT ON FORM 10-K

     Additional information concerning the Company, including financial statements of the Company, is provided in the Company's Form 10-KSB for the fiscal year ended September 30, 2000 which accompanies this report. Exhibits filed with the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000 as filed with the Securities and Exchange Commission, are available to stockholders who make written request to the Company's Chief Financial Officer, 3500 Parkway Lane, Suite 310, Norcross, Georgia 30092.


                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. If any other matter should come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matter in accordance with their best judgment of what is in the best interests of the Company.



                              By Order of the Board of Directors

                              /s/ Robert D. Garces

                              Robert D. Garces, Chairman of the Board


Atlanta, Georgia
March 1, 2001

    PROXY SOLICITED BY THE BOARD OF DIRECTORS OF ALLIANCE HEALTHCARD, INC.
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 25, 2001

 The undersigned hereby appoints Robert D. Garces, Thomas W. Kiser, or either of them, with full power of substitution as proxies and attorneys-in-fact, to represent and to vote, as designated on the reverse hereof, the common stock of the undersigned at the Annual Meeting of Stockholders of the Company to be held on April 25, 2001, at the Company's offices at 3500 Parkway Lane, Suite 310, Norcross, Georgia 30092 at 10:30 a.m. local time and at any adjournment thereof, on the matters set forth below:

1. To elect six Directors for a term of one year and until their successors are elected and qualified:
 [_] For All Nominees Listed Below (except as instructed below).
 Robert D. Garces, Thomas W. Kiser, Howard C. Chandler, Jr.,
  James A. Stewart, Richard M. Jackson, Ronald J. McDaniel
 [_] WITHHOLD AUTHORITY to vote for those Nominees listed below
----------------------------------------------------

2. To ratify the appointment of Miller Ray & Houser LLP as independent public accountants for the year ending September 30, 2001.

 [_] FOR  [_] AGAINST [_] ABSTAIN

3. To amend the aggregate number of shares of stock which the Corporation shall have authority to issue to one hundred million (100,000,000) shares of $.001 par value Common Stock and accordingly amend its Articles of Incorporation to affect such an increase.

 [_] FOR  [_] AGAINST [_] ABSTAIN

4. In their discretion, upon such other matter or matters as may properly come before the meeting or any adjournment thereof.




 The shares represented by this proxy card will be voted as directed above. IF NO DIRECTION IS GIVEN AND THE PROXY CARD IS VALIDLY EXECUTED, THE SHARES WILL BE VOTED FOR ALL LISTED PROPOSALS. IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THAT MEETING.

                                             ___________________________________
                                             Signature of Stockholder


                                             ___________________________________
                                             Signature of Stockholder


                                             Dated:_____________________________



                                             Important: Sign exactly as your
                                             name appears above. Give full title
                                             of executor, administrator,
                                             trustee, guardian, etc. Joint
                                             owners should each sign personally.